United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 14, 2017

Date of Report (Date of earliest event reported)

Atlantic Acquisition Corp.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-38180	81-2717873
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Broadway, 36th Floor New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 912-8918

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On August 8, 2017, the registration statement (File No. 333-214287) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Atlantic Acquisition Corp. (the “Company”) was declared effective by the Securities and Exchange Commission. On August 14, 2017, the IPO closed. Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) of 320,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $3,200,000.

The Private Units are identical to the Units sold in the IPO. However, the holders have agreed to certain restrictions on the Private Units, as described in the Registration Statement. Additionally, the holders agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The holders were granted certain demand and piggyback registration rights in connection with the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 8.01. Other Events.

On August 14, 2017, the Company consummated its IPO of 4,000,000 units (the “Units”). Each Unit consists of one share of common stock (“Common Stock”), and one right to receive 1/10 of a share of Common Stock at the closing of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $40,000,000. The Company has granted the underwriters a 45-day option to purchase up to 600,000 additional Units to cover over-allotments, if any.

As of August 14, 2017, a total of $40,800,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of August 14, 2017 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been prepared by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

On August 16, 2017, the underwriters exercised the over-allotment option in part. The closing of the sale 425,000 over-allotment option Units generating gross proceeds of $4,250,000 is anticipated to take place on August 21, 2017. Simultaneously with the sale of the over-allotment units, the Company will consummate the private sale of an additional 21,250 Private Units, generating gross proceeds of $212,500.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 8, 2017, by and between the Registrant and Chardan Capital Markets, LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K dated August 8, 2017)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated August 8, 2017)

4.1	Rights Agreement, dated August 8, 2017, by and between American Stock Transfer & Trust Company, LLC and the Registrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated August 8, 2017)

10.1	Investment Management Trust Account Agreement, dated August 8, 2017, by and between American Stock Transfer & Trust Company, LLC and the Registrant (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated August 8, 2017)

10.2	Registration Rights Agreement, dated August 8, 2017, by and among the Registrant and the initial stockholders (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated August 8, 2017)

10.3	Stock Escrow Agreement dated August 8, 2017 among the Registrant, American Stock Transfer & Trust Company, LLC, and the initial stockholders (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K dated August 8, 2017)

10.4	Form of Letter Agreement by and between the Registrant, the initial shareholders and the officers and directors of the Company (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed with the Securities & Exchange Commission on July 27, 2017)

99.1	Audited Balance Sheet dated August 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 18, 2017

ATLANTIC ACQUISITION CORP.

By:	/s/ Richard Xu
Name: Richard Xu
Title: Chief Executive Officer